UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 22, 2008 (July 16, 2008)

CHINA WATER AND DRINKS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52812	20-2304161
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Unit 607, 6/F Concordia Plaza, 1 Science Museum Road,
Tsimshatsui East, Kowloon, Hong Kong
People’s Republic of China
(Address of Principal Executive Offices)

852-2620-6518
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 16, 2008, China Water and Drinks Inc. (the “Company”) and its wholly owned subsidiary, Fine Lake International Limited, a British Virgin Islands company (“Fine Lake”), entered into a Second Amendment to Stock Purchase Agreement (the “Second Amendment”) with Mr. Peter Ho Kwan Ng (“Mr. Ng”) and Ms. Connie Tung Ha Leung (“Ms. Leung”), the shareholders (individually, a “Seller” and jointly, the “Sellers”) of Pilpol (HK) Biological Limited (“Pilpol”), a Hong Kong company that owned Naning Taoda Drink Company Limited, amending the Stock Purchase Agreement (the “Original Agreement”) dated June 15, 2007 by and among the Company, Fine Lake, and the Sellers, as amended by that certain Amendment No. 1 to Stock Purchase Agreement (the “First Amendment”) dated August 15, 2007 by and among the Company, Fine Lake, and the Sellers (the Original Agreement as amended by the First Amendment is referred to herein as the “Agreement”). The Agreement memorializes the terms on which the Company acquired its operating subsidiary, Nanning Taoda Drink Company Limited. The Second Amendment amends, among other things, the terms and provisions of the Agreement relating to the timing of the payment of the equity consideration due to the Sellers from the Company and Fine Lake for 100% of the outstanding equity of Pilpol. The Second Amendment does not alter the amount of consideration or number of shares issuable to the Sellers in connection with the Company’s acquisition of Nanning Taoda Drink Company Limited.

Prior to the entry into the Second Amendment, the Company was obligated to issue the shares to Mr. Ng and Ms. Leung upon the effectiveness of a resale registration statement which was withdrawn shortly after its filing in October 2007. Pursuant to the Second Amendment, the Company has agreed to issue 1,523,578 shares of the Company’s common stock (the “Shares”), par value $0.01, to Mr. Ng and Ms. Leung reasonably promptly after July 16, 2008.

The Second Amendment also modifies the “lock up” agreement of the Sellers contained in the Agreement which previously prohibited the Seller from transferring any of the Shares for a period of two years following the date on which the Sellers receive the Shares. The Second Amendment eliminates the “lock up” obligation of the Sellers except insofar as it relates to shares of Heckmann Stock issuable to the Sellers pursuant to that certain Agreement and Plan of Merger and Reorganization dated May 19, 2008 (the “Merger Agreement”) between the Company, Heckmann Corporation (“Heckmann Corporation”) and Heckmann Acquisition II Corp., a Delaware corporation and Parent’s wholly-owned subsidiary (“Acquisition Sub”) pursuant to which the Company has agreed to merge with and into Acquisition Sub (the “Merger”). Upon effectiveness of the Merger, the Company’s shareholders, including each of the Sellers, are entitled to elect to cash or shares of Heckmann Corporation stock as merger consideration and under the Second Amendment, if either of the Sellers elects to convert all or any portion of the Shares into shares of Heckmann Corporation’s common stock at the effective time of the merger (the “Converted Shares”) pursuant the Merger Agreement, then fifty percent (50%) of the Converted Shares owned by such Seller will be subject to a one year lock-up period from the date such Seller receives the Converted Shares.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

Number	Description

10.1	Second Amendment to Stock Purchase Agreement, dated as of July 16, 2008, by and among the Company, Fine Lake, and the Sellers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WATER AND DRINKS INC.

By:	/s/ Xu Hong Bin
Name: Xu Hong Bin
Title: President

Dated: July 22, 2008

EXHIBIT INDEX

Number	Description

10.1	Second Amendment to Stock Purchase Agreement, dated as of July 16, 2008, by and among the Company, Fine Lake, and the Sellers.